EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-82626, 33-60243 and 333-79915) and Registration Statements (Form S-8 Nos. 33-47003, 33-92376, 333-43781, 333-59709, 333-80261, 333-41242
and 333-65172) pertaining to the 1990 Stock Plan and in Registration Statements (Form S-8 Nos. 33-75372 and 33-92374) pertaining to the Employee Stock Purchase Plan of Insignia Systems, Inc. of our report dated January 22, 2003, with respect to the financial statements of ValuStix, a business unit of Paul A. Richards, Inc., included in this Report on Form 8-K/A of Insignia Systems, Inc.


                                       /s/ Ernst & Young LLP

Minneapolis, Minnesota
February 27, 2003